Exhibit 10.20

FORM OF
ALTRA INDUSTRIAL MOTION CORP.
Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan
Performance Share Award Agreement

This Performance Share Award Agreement (the “Agreement”), granted under the Altra Industrial Motion Corp. 2014 Omnibus Incentive Plan, as amended (the “Plan”) is effective as of «Date_of_Grant», and is made between Altra Industrial Motion Corp., a Delaware corporation (the “Company”) and  «First_Name» «Last_Name» (the “Recipient”). This Agreement is subject to all of the terms and conditions as set forth herein and in the Plan.
Preliminary Statements
WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient a performance share award that is subject to performance conditions and payable both in restricted shares of the Company’s stock (the “Restricted Stock”) and unrestricted shares of the Company’s stock (the “Unrestricted Stock”), in accordance with the terms of the Plan and the Company’s [2015] Performance Share Incentive Plan (“PSIP”), in order to provide the Recipient with a significant interest in the Company’s growth and to give the Recipient a greater incentive to perform at the highest level and further the interests of the Company and the shareholders of the Company (the “Award”); and
WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:
Article 1
Performance Share Award
Section 1.1    Grant of Performance Shares. On the terms and conditions of this Agreement, the Plan, and the PSIP, the Committee grants to the Recipient a performance share award based on the criteria established by the Compensation Committee that are described in Section 1.2 below (the “Performance Shares”). The Recipient’s target award is weighted [ ]% based on achievement of a specific performance metric (the “Metric Based Award”) and [ ]% based on relative total shareholder return (the “Relative TSR Award”). The target number of Performance Shares to be issued pursuant to the Award is «PSA_Number_of_Shares» (the “Target Shares”) and the maximum number of Performance Shares that may be issued pursuant to the Award is set forth in the tables in Sections 1.2(c) and 1.2(d). The extent to which the Award shall be earned shall be determined in accordance with the provisions of Section 1.2 below. The date of grant of the Award is «Date_of_Grant» (the “Grant Date”). The Performance Shares shall be paid in the Restricted Stock described in Article 2 for the Metric Based Award and in Unrestricted Stock for the Relative TSR Award.
Section 1.2    Earning the Performance Shares. Except as provided in Section 1.3 below, the Recipient shall earn the Award in accordance with the following provisions:

(a)    Performance Criteria. Subject to Section 1.4 below, the extent to which the Award shall become earned at the end of the applicable performance period shall be based upon:
(i) the Company’s ROIC (as such term is defined in the PSIP) in the Metric Based Award Performance Period (as such term is defined in Section 1.2(b) below) (the “Metric Criterion”); and
(ii) the change in the value of the common stock of the Company (taking dividends into account in accordance with the terms provided in Exhibit B of the PSIP) over the three year Shareholder Return Performance Period (as defined in Section 1.2(b) below), calculated in accordance with Exhibit B of the PSIP (the “Relative TSR Criterion” and collectively with the Metric Criterion, the “Performance Criteria”).
(b)    Performance Periods. The Metric Criterion and the Relative TSR Criterion each have their own performance periods. The performance period for the Metric Criterion shall commence on January 1, [2015], and shall end on the final day of the Company’s [2015] fiscal year (the “Metric Based Award Performance Period”). The performance period for the Relative TSR Criterion shall commence on January 1, [2015] and shall end on December 31, [2017] (the “Shareholder Return Performance Period”).
(c)    Percentage of Metric Based Award Earned. The Recipient shall earn 100% of the Metric Based Award if the Company has achieved a ROIC of [___]% during the Metric Based Award Performance Period. Generally, the percentage of the Metric Based Award earned at the end of the Metric Based Award Performance Period based on the Metric Criterion shall be determined according to the following chart, however the actual number of Performance Shares will be interpolated linearly between the percentages set forth in the following chart based on actual results:

Metric Criterion Performance Achievement	Payout Level (percentage of Metric Based Award earned)
< ___% ROIC	[ ]%
___% ROIC	[ ]%
___% ROIC	[ ]%
___% ROIC	[ ]%
___% ROIC	[ ]%
___% ROIC	[ ]%
> ___% ROIC	[ ]%

(d)    Percentage of Relative TSR Award Earned. Except as provided herein, the Recipient shall earn 100% of the Relative TSR Award if the Company’s Total Shareholder Return (“TSR”) (as such term is defined in the PSIP) is in the [___] percentile compared to the TSR of the Company’s Peer Group (as provided in Exhibit B of the PSIP) over the Shareholder Return Performance Period. If the Company’s TSR over the Shareholder Return Performance Period is negative, the performance multiplier will be limited to [___]% of the target award. Generally, the percentage of the Relative TSR Award earned at the end of the Shareholder Return Performance Period based on the Relative TSR Criterion shall be determined according to the following chart, however the actual number of Performance Shares will be interpolated linearly between the percentages set forth in the following chart based on actual results:

Company TSR Ranking	Vesting Percentage (percentage of Relative TSR Award)	Payout if Company TSR is negative
___ Percentile	[ ]%	[ ]%
___ Percentile	[ ]%	[ ]%
___ Percentile	[ ]%	[ ]%
Below ___ Percentile	[ ]%	[ ]%
(e)    Board Certification.

(i)
Promptly after the Audit Committee of the Board approves the Company’s financial statements for the fiscal year in which the end of the Metric Based Award Performance Period occurs, the Compensation Committee of the Board must determine and certify whether, and to what extent, the Metric Criterion has been achieved. If the minimum Metric Criterion of ROIC has not been achieved during the Metric Based Award Performance Period, no Metric Based Award shall be earned and no corresponding Restricted Stock shall be delivered.

(ii)
Promptly after the end of the Shareholder Return Performance Period, the Compensation Committee of the Board must determine (in accordance with Exhibit B of the PSIP) and certify whether, and to what extent, the Relative TSR Criterion has been achieved. If the minimum Relative TSR Criterion of percentile rank has not been achieved during the Shareholder Return Performance Period, no Relative TSR Award shall be earned and no corresponding Unrestricted Stock shall be delivered.

(iii)
If the minimum Metric Criterion and the minimum Relative TSR Criterion have not been achieved during the Metric Based Award Performance Period and the Shareholder Return Performance Period, respectively, then no Performance Shares shall be earned, no Restricted Stock or Unrestricted Stock shall be delivered and this Agreement will be of no force or effect.

(f)    Vesting.

(i)
Unless otherwise provided in Section 1.3 below, the Recipient shall become fully vested in the earned portion of the Metric Based Award, if any, on [____] (the “Metric Based Award Vesting Date”); provided that the Recipient remains in the continuous employment of the Company through the Metric Based Award Vesting Date. The Metric Based Award shall cliff vest on the Metric Based Award Vesting Date.

(ii)
Unless otherwise provided in Section 1.3 below, the Recipient shall become fully vested in the earned portion of the Relative TSR Award, if any, immediately on the date that the Compensation Committee makes its certification, in accordance with Section 1.2(e)(ii) (the “Relative TSR Award Vesting Date”); provided that the Recipient remains in the continuous employment of the Company through the Relative TSR Award Vesting Date.

Section 1.3    Acceleration of Vesting. Except as otherwise provided in this Section 1.3, if the Recipient ceases to be an employee, director or consultant of the Company or any Subsidiary for any reason, the unvested portion of the Metric Based Award or the Relative TSR Award, as applicable, shall thereupon be forfeited immediately and without any further action by the Company.
(a)    Notwithstanding anything contrary in this Agreement and notwithstanding the terms of the Recipient’s employment agreement, if any, upon the occurrence of any of the following termination events prior to or on the last day of the Metric Based Award Performance Period, the Recipient's Metric Based Award shall become fully vested (unless otherwise stated below) and will be treated as follows:

(i)	Death/Disability: Pro-rata payout based on time elapsed and actual performance with respect to the Metric Criterion at the end of the Metric Based Award Performance Period.

(ii)
Authorized Retirement: Pro-rata payout based on time elapsed and actual performance with respect to the Metric Criterion at the end of the Metric Based Award Performance Period (subject to compliance with restrictive covenants provided in Section 3.2 herein).

(iii)
Change in Control: the Metric Based Award will be converted to restricted stock units that cliff vest on the Metric Based Award Vesting Date. Conversion will be based on the performance-to-date with respect to the Metric Criterion as of the end of the most recently completed fiscal quarter prior to the date of the Change in Control. Vesting will accelerate on converted awards (subject to the Recipient’s execution of a nonrevocable written release in the form provided by the Company or its successors and Recipient’s compliance with restrictive covenants provided in Section 3.2 herein) if:

a.	the continuing entity fails to assume the Metric Based Award; or

b.	the Recipient is terminated without cause or voluntarily terminates with good reason within the 24-month period following the Change in Control.

(iv)
Involuntary Termination of Service without Cause (not within 24 months following a Change in Control): In the discretion of the Compensation Committee, the Metric Based Award may be paid out pro-rata based on time elapsed and actual performance at the end of the Metric Based Award Performance Period (subject to compliance with restrictive covenants provided in Section 3.2 herein).

(b)    Notwithstanding anything contrary in this Agreement and notwithstanding the terms of the Recipient’s employment agreement, if any, upon the occurrence of any of the following termination events after the last day of the Metric Based Award Performance Period, the shares of Restricted

Stock paid to the Recipient in accordance with Section 1.5(c) below shall become fully vested as follows:

(i)	Death/Disability.

(ii)	Authorized Retirement.

(iii)
Involuntary Termination of Service without Cause within 24 Months following a Change in Control (subject to the Recipient’s execution of a nonrevocable written release in the form provided by the Company or its successors and Recipient’s compliance with restrictive covenants provided in Section 3.2 herein).

(iv)
In the discretion of the Compensation Committee, Involuntary Termination of Service without Cause (not within 24 months following a Change in Control) (subject to compliance with restrictive covenants provided in Section 3.2 herein).

(c)    Notwithstanding anything contrary in this Agreement and notwithstanding the terms of the Recipient’s employment agreement, if any, upon the occurrence of a Change in Control prior to the end of the Shareholder Return Performance Period, the Relative TSR Award will be converted to restricted stock units that cliff vest at the end of the Shareholder Return Performance Period. Conversion will be based on the performance-to-date with respect to the Relative TSR Criterion as of the Change in Control date. Vesting will accelerate on converted awards (subject to the Recipient’s execution of a nonrevocable written release in the form provided by the Company or its successors and Recipient’s compliance with restrictive covenants provided in Section 3.2 herein) if:

(i)	the continuing entity fails to assume the Relative TSR Award; or

(ii)	the Recipient is terminated without cause or voluntarily terminates with good reason within the 24-month period following the Change in Control.
(d)     Notwithstanding anything contrary in this Agreement and notwithstanding the terms of the Recipient’s employment agreement, if any, upon the occurrence of any of the following termination events, the Relative TSR Award will be treated as follows:

(iv)	Death/Disability: Pro-rata payout based on time elapsed and actual performance with respect to the Relative TSR Criterion at the end of the Shareholder Return Performance Period.

(v)
Authorized Retirement: Pro-rata payout based on time elapsed and actual performance with respect to the Relative TSR Criterion at the end of the Shareholder Return Performance Period (subject to compliance with restrictive covenants provided in Section 3.2 herein).

(vi)
Involuntary Termination without Cause: In the discretion of the Compensation Committee, the Relative TSR Award may be paid out pro-rata based on time elapsed and actual performance at the end of the Shareholder Return Performance Period (subject to compliance with restrictive covenants provided in Section 3.2 herein).

In the event of the full vesting of the Award under this Section 1.3, then notwithstanding anything in Article 2 to the contrary, the Restricted Stock or Unrestricted Stock which is paid to the Recipient shall be 100% vested on the Payment Date.
Section 1.4    Forfeiture of the Unearned Award. Any portion of the Award that is unearned as of the end of the Metric Based Award Performance Period or the Shareholder Return Performance Period, as applicable, shall automatically be forfeited on the date that the Recipient ceases to perform services for the Company or a Subsidiary, except as provided for in Section 1.3 herein.
Section 1.5    Payment of Awards.
(a)    Payment of the earned Metric Based Award shall be made on a date as soon as administratively practicable following the completion of the Metric Based Award Performance Period, but in no event later than March 15, ______ (the “Metric Based Award Payment Date”).
(b)    Payment of the earned Relative TSR Award shall be made on a date as soon as administratively practicable following the completion of the Shareholder Return Performance Period (the “Relative TSR Award Payment Date”).
(c)    On the Metric Based Award Payment Date, the Recipient shall receive one share of Restricted Stock for each Performance Share earned and certified pursuant to Section 1.2(b), Section 1.2(c), and Section 1.2(e)(i), respectively, plus any shares of Restricted Stock to which the Recipient is entitled to under Section 1.6 below. Except as provided in Section 1.3 above, the shares of Restricted Stock received by the Recipient shall be subject to the terms of Article 2 hereof.
(d)    On the date on which the shares of Restricted Stock received by the Recipient pursuant to Section 1.3, Section 1.5(c) or Section 1.6, respectively, become vested in accordance with Section 1.2(f)(i), Section 1.3(a) or Section 2.2(b), respectively, the Recipient shall be entered as the stockholder of record for the number of shares which have vested.
(e)    On the Relative TSR Award Payment Date, the Recipient shall receive one share of Unrestricted Stock for each Performance Share earned and certified pursuant to Section 1.2(b), Section 1.2(d), and Section 1.2(e)(ii), respectively, plus any shares of Unrestricted Stock to which the Recipient is entitled to under Section 1.6 below.
(f)    On the date on which the shares of Unrestricted Stock received by the Recipient pursuant to Section 1.3, Section 1.5(e), or Section 1.6, respectively, become vested in accordance with Section 1.2(f)(ii) or Section 1.3(d), respectively, the Recipient shall be entered as the stockholder of record for the number of shares which have vested. On the date on which the restricted stock units received by the Recipient pursuant to Section 1.3(c) vest in accordance with Section 1.3(c), the Recipient shall be entered as the stockholder of record for the number of shares which have vested.
Section 1.6    Dividend Equivalent Rights. If any Performance Shares are earned by the Recipient pursuant to this Agreement, then the Recipient shall also be entitled to receive a number of shares of Restricted Stock (for Metric Based Awards) or Unrestricted Stock (for Relative TSR Awards), as appropriate, equal to (A) (i) the number of Performance Shares earned by the Recipient under Section 1.2 and/or Section 1.3, as applicable, multiplied by (ii) the cumulative amount of cash dividends paid by the Company that the Recipient would have received had he owned such earned Performance Shares on each dividend record date through the Payment Date, divided by (B) the closing price of the Company’s Common Stock on the Payment Date;

provided, however, that cash will be paid in lieu of any fractional shares the Recipient would be entitled to receive under this Section 1.6.
Section 1.7    Effect of Changes in Capitalization.
(a)    Changes in Common Stock. If the outstanding shares of the Company’s Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, then, in the Board’s discretion, a proportionate and appropriate adjustment may be made by the Board in the number and kind of shares subject to the Award, so that the proportionate interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust the number and kind of shares subject to the Award to reflect such distribution. In calculating stock prices for the Relative TSR Criterion, stock prices shall be adjusted to take into account stock splits, reverse stock splits, or other transactions having a similar effect, occurring during the Shareholder Return Performance Period to allow for computation of TSR on a “like for like basis.”
(b)    Reorganization in Which the Company Is the Surviving Company. Subject to Section 1.3(b)(ii) and Section 1.3(c) above, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Restricted Stock or Unrestricted Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Award, as may be applicable so that the aggregate value of the Award thereafter shall be the same as the aggregate value of the Award immediately before such reorganization, merger, or consolidation.
Section 1.8    General Restrictions. The Company shall not be required to sell or issue any Restricted Stock or Unrestricted Stock under the Award if the sale or issuance of such Restricted Stock or Unrestricted Stock would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any Restricted Stock or Unrestricted Stock subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the Restricted Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Restricted Stock portion of the Award shall not be exercisable unless and until the shares of Restricted Stock covered by the Award are registered or are subject to an available exemption from registration, the exercise of the Restricted Stock portion of the Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
Section 1.9    Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Recipient shall not have the right to make or permit to occur any Transfer of all or any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such Transfer not made in accordance with this Agreement shall be deemed null and void.
Section 1.10    Dividend Entitlement-Performance Shares. With respect to all Performance Shares which are earned by the achievement of Performance Criteria or in accordance with Section 1.3, all Dividends paid by the Company with respect to such Performance Shares during the period from the date of this Award to the Payment Date shall accumulate until the Performance Shares are earned in accordance with Section 1.2(c), Section 1.2(d) or Section 1.3, as applicable. The Company shall pay such accumulated Dividends to the Recipient on the Metric Based Award Payment Date or the Relative TSR Award Payment Date, as applicable. With respect to Performance Shares which are not earned under Section 1.2(c), Section 1.2(d) or Section 1.3, no Dividends shall be paid to the Recipient.
Article 2
Restricted Stock
Section 2.1    Terms of Restricted Stock.
(g)    The terms of the Restricted Stock of the Company to be delivered on the Payment Date to the Recipient as payment of the Performance Shares earned by the Recipient pursuant to Article 1 hereof are provided in this Article 2. Subject to the terms and conditions of this Agreement, the Plan, and the PSIP, the Restricted Stock payable to the Recipient pursuant to Section 1.3, Section 1.5 or Section 1.6 (the “Shares”) shall be issued for good and valuable consideration, which the Company has determined to exceed the par value of the Company’s common stock.
(h)    The issuance of the Shares under this Section 2.1 shall occur at the principal office of the Company on the Payment Date. Subject to the provisions of Section 2.3 below, the Company will deliver to the Recipient a certificate representing the Shares to be issued to the Recipient (which shall be issued in the Recipient's name).
Section 2.2    Forfeiture Restriction.
(e)    Subject to Section 1.3(a) or (b), Section 2.2(b) and Section 2.2(d), if the Recipient ceases to be an employee, director or consultant of the Company or any Subsidiary for any reason, all of the unvested Shares shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Shares forfeited and all rights and interests therein or relating thereto and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by the Recipient.

(f)    Subject to the terms of Section 2.2(d), Shares shall be released from the Forfeiture Restriction, provided that the Recipient continues to be an employee, director or consultant of the Company or a Subsidiary, according to the following schedule.

Vesting Date	Vesting Award
Metric Based Award Vesting Date	100% of Shares

(g)    Notwithstanding anything to the contrary in this Agreement, no Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Recipient or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment, or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
(h)    Notwithstanding anything contrary in this Agreement, and notwithstanding the terms of the Recipient's Employment Agreement, if any, Shares issued to the Recipient pursuant to Section 1.3(a) and (b) shall be fully vested and shall be fully released from the Forfeiture Restriction.
Section 2.3    Escrow of Shares.
(a)    The Recipient hereby authorizes and directs the Secretary of the Company, or such other person designated by the Board, to transfer all unvested Shares which have been forfeited by the Recipient to the Company.
(b)    To insure the availability for delivery of the Recipient’s unvested Shares in the event of forfeiture of such shares by the Recipient pursuant to Section 2.3, the Recipient hereby appoints the Secretary, or any other person designated by the Board as escrow agent, as its attorney-in-fact to assign and transfer unto the Company, any unvested Shares forfeited by the Recipient pursuant to Section 2.2, and shall upon execution of this Agreement deliver and deposit with the Secretary of the Company, or such other person designated by the Board, the share certificate or certificates representing the unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A. The unvested Shares and stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and the Recipient attached as Exhibit B hereto, until (i) the Shares are forfeited by the Recipient as provided in Section 2.2, (ii) such unvested Shares are released from the Forfeiture Restriction, or (iii) until such time as this Agreement no longer is in effect. Upon release of the unvested Shares, the escrow agent shall deliver to the Recipient the certificate or certificates representing such shares in the escrow agent’s possession belonging to the Recipient in accordance with the terms of the Joint Escrow Instructions and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.
(c)    The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Stock in escrow and while acting in good faith.

Section 2.4    Dividend Entitlement-Restricted Stock. Notwithstanding anything in the Plan to the contrary, with respect to all Shares, including unvested Shares, the Recipient shall be entitled to receive payment on the applicable payment date of all Dividends declared by the Company.
Section 2.5    Restrictions on Transfer. The Recipient may not Transfer the unvested Shares granted hereunder.
Section 2.6    Stock Certificate Legends. The share certificate(s) evidencing the shares issued hereunder shall be endorsed with the following legends and any other legend required by any applicable state securities laws:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AWARD AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”
Section 2.7    Adjustment for Stock Split. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities of the Company or a Subsidiary which may be issued in respect of, in exchange for, in substitution of the Shares, and the number of Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
Section 2.8    Tax Matters for Restricted Stock.
(a)    The Recipient may make the election under Section 83(b) of the Code with respect to the delivery of the shares of Restricted Stock. Section 83 of the Code provides that generally the Recipient is not subject to federal income tax until shares are released from the Forfeiture Restrictions. If the Recipient makes a Section 83(b) election, the Recipient would recognize income as of the date of the delivery of Restricted Stock to the Recipient in the amount of the fair market value of the Restricted Stock (determined as of the date of the delivery of the Restricted Stock) without regard to the vesting restriction. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after the date of grant of Shares. The form for making a Section 83(b) election is attached as Exhibit C. The Recipient acknowledges that it is the Recipient's sole responsibility to timely file the Section 83(b) election and that failure to file a Section 83(b) election within the applicable thirty (30) day period will cause the Recipient to be taxed when the shares are released from the Forfeiture Restriction. The Recipient shall provide the Company with a copy of any Section 83(b) election within five (5) business days of filing such election.
(b)    If the Recipient does not file a Section 83(b) election after the grant of the Shares, at such time as the shares of Restricted Stock are released from the Forfeiture Restriction, the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of such release (or in the event of death, within ten (10) days of the appointment of the personal representative), either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the release of the Forfeiture Restriction, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative).
(c)    In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the Recipient’s actual number of vested shares of Restricted Stock shall be reduced by the smallest number of whole shares which, when multiplied by the Fair Market Value of a Share on the date that the Forfeiture Restriction is released, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the Recipient being recorded as the stockholder of record of such Shares. In the event that the Recipient fails to tender either the required certified check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.
Section 2.9    Acknowledgement. THE RECIPIENT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO Section 2.2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY (OR A SUBSIDIARY) AS AN “AT WILL” EMPLOYEE, CONSULTANT OR DIRECTOR OF THE COMPANY (OR A SUBSIDIARY) AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER. THE RECIPIENT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S RIGHT TO TERMINATE THE RECIPIENT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.
Article 3
Miscellaneous
Section 3.1    Definitions.
(i)    “Average Invested Capital” means an amount equal to the Company’s total assets less current liabilities less cash at the end of the year, excluding acquisitions, plus total Assets less current liabilities less cash at the beginning of the year divided by 2.
(j)    “ROIC” means an amount equal to the Company’s Adjusted Operating Income (as such term is defined in Exhibit A to the PSIP), excluding acquisitions, net of the long term tax rate divided by Average Invested Capital.
(k)    “Subsidiary” means any and all corporations, partnerships, limited liability companies and other entities with respect to which the Company directly or indirectly owns more than 50% of (i) the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity or (ii) the equity interests of such entity.
(l)    “Transfer” means any direct or indirect, voluntary or involuntary, offer to sell, transfer, sale, assignment, pledge, hypothecation, short sales, loan, grant of an option to purchase or other disposition, or the entering of any contract or agreement to do any of the foregoing.
Section 3.2    Non-Compete; Non-Solicitation.
(a)     In consideration of the Award, the Recipient agrees and covenants not to:
(i)    Contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Related Entities, as such business may be expanded from time to time, for a period of 1 year following the Recipient's termination of employment, provided that nothing in this Section 3.2 shall prohibit the ownership of less than five percent (5%) of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or listed with the Nasdaq Stock Market;
(ii)     Directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Related Entities for 1 year following the Recipient's termination of employment; or
(iii)     Directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Related Entities for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Related Entities for a period of 1 year following the Recipient's termination of employment.
(b)     If the Recipient breaches any of the covenants set forth in Section 3.2(a):
(i)     All unvested portions of the Award and unvested shares of Restricted Stock or Unrestricted Stock shall be immediately forfeited; and
(ii)    the Recipient hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
(c)    If the Recipient has agreed to a non-compete and/or a non-solicitation provision in any other contract or agreement with the Company, then the Company may choose to enforce any other non-compete and/or non-solicitation provision to which the Recipient is bound to the extent such provision provides greater restrictions than those provided in Sections 3.2(a) and 3.2(b) herein.
Section 3.3    Effectiveness of Agreement. This Agreement shall not be effective unless Recipient executes and delivers this Agreement within 10 business days of the date of this Agreement.
Section 3.4    Interpretation of this Agreement. By his or her signature below, the Recipient agrees to be bound by the terms and conditions of the Plan. The Recipient has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. All decisions and interpretations made by the Committee or the Board with regard to any question arising under this Agreement and the Plan shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award and the Shares as provided for herein.
Section 3.5    Tax Withholding. The Company is entitled to withhold from any payments of Awards under this Agreement, Plan or the PSIP any and all amounts required to be withheld for federal, state and local withholding taxes.
Section 3.6    Performance-Based Compensation. The Compensation Committee has the discretion to change the terms and conditions of awards under the PSIP as it deems necessary to ensure that the PSIP awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code.

Section 3.7    General Provisions.
(d)    This Agreement shall be governed by the laws of the State of Delaware. This Agreement represents the entire agreement between the parties with respect to the issuance of the Award and the Shares to the Recipient and may only be modified or amended in a writing signed by the Recipient and the Company.
(e)    This Agreement, the Plan and the PSIP constitute the entire agreement between the Company and the Recipient concerning the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Any previous agreement between the Company and the Recipient concerning the subject matter hereof is hereby terminated and superseded by this Agreement. This Agreement may not be assigned by the Recipient except as required in connection with a permitted transfer thereunder. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Any attempted transfer of this Agreement not in compliance with the terms hereof shall be null and void.
(f)    Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
(g)    Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
(h)    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.
(i)    If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(j)    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic signatures (including PDFs) shall be deemed an original.
(k)    The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.
(l)    This Agreement will not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.
(m)    By his or her signature below, the Recipient agrees to be bound by the terms and conditions of the Plan and the PSIP. The Recipient has reviewed the Plan and the PSIP in its entirely, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. The Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrator of the Plan and the PSIP upon any questions arising under the Plan, the PSIP, or this Agreement.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

ALTRA INDUSTRIAL MOTION CORP.:	RECIPIENT:

By:
Name: Carl R. Christenson Title: Chief Executive Officer	«First_Name» «Last_Name»

Address:	Address:
Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Carl R. Christenson Fax No.: (781) 843-0615	«Street_Address» «City», «State» «Zip»

CONSENT OF SPOUSE

I, ____________________, spouse of «First_Name» «Last_Name», have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the common stock of Altra Industrial Motion Corp. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, _____
Signature of Spouse

EXHIBIT A
STOCK ASSIGNMENT
FOR VALUE RECEIVED, «First_Name» «Last_Name» hereby sells, assigns and transfers unto ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation, _____________________ shares of the Common Stock of ALTRA INDUSTRIAL MOTION CORP., a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
This Stock Assignment may be used only in accordance with the Performance Share Award Agreement between ALTRA INDUSTRIAL MOTION CORP. and «First_Name» «Last_Name» dated «Date_of_Grant».
Dated: _______________, 201_

«First_Name» «Last_Name»
INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in Section 2.2 of the Agreement, without requiring additional signatures on the part of the Recipient.

EXHIBIT B
JOINT ESCROW INSTRUCTIONS
«Date_of_Grant»
Altra Industrial Motion Corp.
300 Granite Street, Suite 201
Braintree, MA 02184
Attention: Corporate Secretary
Fax No.: (781) 843-0615
Ladies and Gentlemen:
As escrow agent (the “Escrow Agent”) for both Altra Industrial Motion Corp., a Delaware corporation (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Performance Share Award Agreement (“Agreement”) between the Company and the undersigned (the “Escrow”), in accordance with the following instructions:
1.    In the event of forfeiture by the Participant of any of the shares owned by the Participant pursuant to the Forfeiture Restriction set forth in the Agreement, the Company and/or any assignee of the Company (referred to collectively for convenience herein as the “Company”) shall give to the Participant and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture. The Participant and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.
2.    As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee.
3.    The Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Participant does hereby irrevocably constitute and appoint you as the Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, the Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
4.    Within one hundred twenty (120) days after any voluntary or involuntary termination of the Participant’s services to the Company for any or no reason, you will deliver to the Participant a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction set forth in Section 2.2 of the Agreement.
5.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Participant, you shall deliver all of the same to the Participant and shall be discharged of all further obligations hereunder.
6.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
7.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
8.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
9.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
10.    You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
11.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
12.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
13.    If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
14.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
15.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five (5) days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.
16.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
17.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
18.    These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.
Very truly yours,

ALTRA INDUSTRIAL MOTION CORP.

By:
Name: Carl R. Christenson
Title: Chief Executive Officer

Address:	Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Carl R. Christenson Telecopy No.: (781) 843-0615

PARTICIPANT:

«First_Name» «Last_Name»

Address:
«Street_Address»
«City», «State» «Zip»

ESCROW AGENT:
By:
Name: Glenn Deegan
Title: Secretary, Altra Industrial Motion Corp.

Address:	Altra Industrial Motion Corp. 300 Granite Street, Suite 201 Braintree, MA 02184 Attention: Glenn Deegan Telecopy No.: (781) 843-0615

EXHIBIT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer’s gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:
1.    The name, address, taxpayer identification number and taxable year of the                     undersigned are as follows:
NAME: «First_Name» «Last_Name»    SPOUSE:

ADDRESS: «Street_Address», «City», «State» «Zip»

IDENTIFICATION NO.:            SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: _____________________ shares (the “Shares”) of the Common Stock of Altra Industrial Motion Corp. (the “Company”).
3.    The date on which the property was transferred is:
4.    The property is subject to the following restrictions:
The Shares may be forfeited to the Company, or its assignee, on certain events. This right lapses with regard to a portion of the Shares over time.
5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is approximately: $[ ].
6.    The amount (if any) paid for such property is: $0.00 per share.
The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.
The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________                _________________________________
«First_Name» «Last_Name»